Exhibit 10.11

FIRST AMENDMENT

TO THE

BKV CORPORATION

2020 EMPLOYEE STOCK PURCHASE PLAN
(ADOPTED BY THE BOARD OF DIRECTORS ON JULY 16, 2020)

This First Amendment (this “Amendment”) to the BKV Corporation 2020 Employee Stock Purchase Plan (the “Plan”) is made by BKV Corporation (the “Company”) this 5th day of November, 2021.

WHEREAS, the Company wishes, for accounting purposes, to treat the sale of shares of the Company’s Common Stock under the Plan as equity rather than debt, which requires that (i) Participants not be able to exercise their put or tender rights under the Plan for at least 181 days following the date on which such shares were acquired (the “Holding Period”), (ii) the Company may not exercise its right to purchase shares of Common Stock from Participants (and beneficiaries) prior to the end of the Holding Period, and (iii) a fair market value determination made quarterly to the extent necessary to affect transactions during the year; and

WHEREAS, the Company wishes to amend the Plan (i) to impose the requirement that a Participant (or beneficiary following the Participant’s death) may not exercise their right to put or tender for repurchase any shares acquired by such Participant under the Plan prior to the end of the Holding Period, (ii) to require a fair market value determination made quarterly to the extent necessary to affect transactions occurring during the year, and (iii) to prohibit the Company from exercising its right to purchase from the Participant (or beneficiary) shares acquired by such Participant (or beneficiary) prior to the date that is 181 days following the date the Participant became vested in the right to receive a share of the Company’s Common Stock; and

WHEREAS, the Company desires to expand the Plan’s eligibility requirements on a prospective basis to include non-employee directors of the Company’s Board and employees of BANPU North America Corporation so that they may be given the opportunity to purchase Common Stock under the Plan in the same manner as Eligible Employees currently enjoy, subject to approval of the Company’s stockholders as required by Section 8.7 of the Plan.

NOW THEREFORE, the Plan is amended as follows:

Changes to Ensure Equity Treatment for Accounting Purposes

1.            Section 2.9 of the Plan regarding the definition of “Fair Market Value” is amended and restated effective as of the 5th day of November, 2021 to read as follows:

2.9            Fair Market Value. “ Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported on any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); or (b) if the Common Stock is not so listed as described in above, the price, on a per share of the Common Stock basis, at which a willing seller would sell, and a willing buyer would buy, the Common Stock having full knowledge of all relevant facts, in an arm’s length transaction without taking into account the minority ownership interest of any shares of the Common Stock and the rights associated with any minority ownership interest hereunder. For all purposes under this Plan (including as to taxation), the fair market value of the Common Stock as described in (b) above shall be determined quarterly, if needed for transaction occurring during the Financial Year, by the Committee using the independent and impartial valuation of the Common Stock performed, on an annual basis, by Guggenheim Securities, LLC, with interim valuations based on the methodologies established in such annual Guggenheim Securities, LLC valuation prepared by the Company or a third party with valuation expertise. The annual valuation may be performed by an independent and impartial appraiser approved by the Board other than Guggenheim Securities, LLC if its fees are not at competitive market rates (as determined by the Board based upon evidence of fees charged by other United States investment banking firms for the same services).

2.	Section 6 of the Plan is amended by adding a new Section 6.6 to read as follows:

6.6            Holding Period.

(a)  A Participant (or beneficiary following the Participant’s death) who acquired shares of the Company’s Common Stock under the Plan may not exercise their right to put such shares of Common Stock to the Company for repurchase under Section 6.1 prior to the date that is 181 days following the date the Participant acquired such shares.

(b)  The Company may not exercise its right to purchase shares of the Company’s Common Stock from a Participant (or beneficiary following the Participant’s death) under Section 6.2 prior to the date that is 181 days following the date the Participant acquired such shares.

Expand Eligibility

3.            Section 2 of the Plan is amended to include a new Section 2.5A Director immediately after the definition of “Company” at Section 2.5:

2.5A Director. “Director” means an Employee or a non-Employee of the Company who serves as a member of the Board.

4.            Section 2 of the Plan is amended to add a new Section 2.6A Eligible Recipients immediately after the definition of “Eligible Employee” at Section 2.6:

2.6A            Eligible Recipients. “Eligible Recipients” mean Eligible Employees and/or Directors who satisfy the conditions set forth in Section 3 herein.

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5.	Section 2.6 of the Plan is amended and restated to read as follows:

2.6            Eligible Employee. An “Eligible Employee” means any Employee of the Company or BNAC who (i) has been employed by the Company or BNAC for at least twelve (12) consecutive months and (ii) is customarily scheduled to work at least forty (40) hours per week.

6.            Section 2.7 of the Plan is amended by amending and restating the first sentence of such Section to read as follows:

“Employee means any individual treated as an employee in the records of the Company or BNAC (including an officer or a Director of the Company or BNAC who is also treated as an employee in such records).

7.	Section 2.13 of the Plan is amended and restated to read as follows:

2.13            Participant. “Participant” means each Eligible Recipient who participates in this Plan by execution of a Stock Purchase Agreement issued to such individual under the Plan.

8.            Section 3 of the Plan is amended to include the following sentence to the end of such section:

A Director who is not an Employee may be granted from time to time the right to purchase shares of Common Stock under the Plan, as may be determined by the Board in its sole discretion and in accordance with the internal policies or bylaws established by the Board from time to time.

9.            Section 4.2 of the Plan is amended and restated to read as follows:

4.2            Grant of Purchase Right. An Eligible Employee who the CEO of the Company determines has satisfied the requirements set forth in Section 3 may be granted the right to purchase shares of Common Stock under the Plan, pursuant to the terms of a Stock Purchase Agreement issued by the Company to such Eligible Employee. The Committee shall require the payment by the Participant of a specified purchase price in connection with a grant of the right to purchase shares of Common Stock

10.            Section 8.2 of the Plan is amended and restated in its entirety as follows:

8.2            Employment. Nothing in the Plan confers upon any Eligible Recipient or Participant any right to future or continued employment with the Company or infers with or limits in any way the right of the Company to terminate the employment of any Eligible Employee or Participant at any time, with or without notice and with or without cause, subject to the terms of such Employee’s employment agreement or service contract, if any.

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11.            Sections 1.1, 7.2, and 8.7 of the Plan are amended by striking the term “Eligible Employee” or “Eligible Employees” and inserting “Eligible Recipient(s)” in each place such phrase occurs in such sections.

12.            The changes made by the foregoing Items 3 through 11 of this Amendment are conditioned on and subject to approval by the Company’s stockholders as required by Section 8.7 of the Plan.

IN WITNESS WHEREOF, the undersigned, on behalf of BKV Corporation, has executed this First Amendment to the BKV Corporation 2020 Employee Stock Purchase Plan document effective as of the 5th day of November, 2021.

BKV CORPORATION

By:	/s/ Christopher Pungya Kalnin
Christopher Pungya Kalnin, CEO

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